EXHIBIT 21.1


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                                                           State or Jurisdiction          Trade Name
Name of Subsidiary                                           of Incorporation              (if any)
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Omega Bank, N.A.                                              United States                    -
P.O. Box 298
State College, PA 16804

Hollidaysburg Trust Company                                   Pennsylvania                     -
224 Allegheny Street
Hollidaysburg, PA 16648

Penn Central National Bank                                    United States                    -
431 Penn Street
Huntingdon, PA 16652

Central Pennsylvania Investment Company                       Delaware                         -
1105 N. Market Street
Wilmington, DE 19899

Central Pennsylvania Life Insurance Company                   Arizona                          -
1421 E. Thomas Road
Phoenix, AZ 85014

Central Pennsylvania Leasing, Inc.                            Pennsylvania                     -

Central Pennsylvania Real Estate, Inc.                        Pennsylvania                     -


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